Exhibit 99.1

Motorola Solutions Reports First-Quarter 2013

Financial Results

•	Sales up 1 percent driven by 3 percent growth in Government

•	GAAP earnings per share (EPS) from continuing operations* up 36 percent from a year ago

•	Non-GAAP** EPS from continuing operations up 12 percent from a year ago

•	Repurchased $357 million of shares in the quarter

	First Quarter
	2013	2012	Change
Total sales ($M)	$1,973	$1,956	1%
GAAP operating earnings ($M)	$216	$232	-7%
Non-GAAP operating earnings ($M)	$278	$290	-4%
GAAP EPS from continuing operations	$0.68	$0.50	36%
Non-GAAP EPS from continuing operations	$0.66	$0.59	12%

Click here for printable press release and financial tables.

SCHAUMBURG, III. – April 24, 2013 – Motorola Solutions, Inc. (NYSE: MSI) announced today first-quarter 2013 sales of $2 billion, up 1 percent from the first quarter of 2012. Government sales were up 3 percent while Enterprise sales were down 4 percent.

“Despite a challenging enterprise market and modest revenue growth in the first quarter, our disciplined focus on cost management and return of capital to shareholders delivered double-digit growth in earnings per share,” said Greg Brown, chairman and CEO of Motorola Solutions. “We remain confident in the fundamental drivers of the business and our ability to drive improved operating earnings for the year.”

GAAP operating earnings in the first quarter of 2013 were $216 million or 10.9 percent of sales, compared to $232 million or 11.9 percent of sales in the first quarter of 2012. GAAP earnings per share from continuing operations were $0.68, compared to $0.50 in the first quarter of 2012.

Non-GAAP operating earnings in the first quarter of 2013 were $278 million or 14.1 percent of sales, compared to $290 million or 14.8 percent of sales in the first quarter of 2012. Non-GAAP earnings per share from continuing operations were $0.66, compared to $0.59 in the first quarter of 2012. Non-GAAP financial information excludes after-tax net loss of approximately $0.02 per diluted share related to stock-based compensation, intangible amortization and highlighted items. Details on these Non-GAAP adjustments and the use of Non-GAAP measures are included later in this press release.

During the quarter, the company used $31 million in operating cash flow from continuing operations. The company ended the quarter with total cash*** of $3.7 billion while returning $429 million to shareholders through share repurchases and cash dividends.

Government segment sales were $1.3 billion, up 3 percent from the year-ago quarter. GAAP operating earnings were $180 million or 13.4 percent of sales compared to $150 million or 11.5 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $217 million or 16.1 percent of sales compared to $184 million or 14.1 percent of sales in the year-ago quarter.

Government highlights:

•

Secured multimillion-dollar contracts with strategic customers such as Las Vegas Metropolitan Police Department; State of Tennessee; Wyandotte County in Kansas; Butler County in Ohio; Houston Airport; SIBUR in Russia; Medellín Metro in Colombia; Colombia Ministry of Defense; Queensland Gas Company in Australia; Macau Light Rail, Chengdu Government Radio Network and Shangdong Provincial Police in China; and Klang Valley Mass Rail Transit System in Malaysia

•

Introduced Real-Time Crime Center solution, incorporating input from multiple data sources such as video, sensors, alarms, computer-aided dispatch and records to deliver one operational view and help public safety stay one step ahead of criminals through proactive policing

•

Launched the new MTP6750 handheld, the world´s first TETRA radio with a 5 megapixel camera that embeds a special encrypted marking to validate metadata and ensure images have not been tampered with before presentation in court

•

Introduced AME 2000 Secure Mobile Solution based on Motorola’s Assured Mobile Environment, providing end-to-end encrypted voice and data communications through private or public wireless networks to support the missions of federal agencies

Enterprise segment sales were $627 million, down 4 percent from the year-ago quarter. Excluding Psion, sales were down 12 percent. GAAP operating earnings were $36 million or 5.7 percent of sales compared to $82 million or 12.5 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $61 million or 9.7 percent of sales compared to $106 million or 16.2 percent of sales in the year-ago quarter.

Enterprise highlights:

•

Secured contracts with key customers such as Tesco in the U.K., Macy’s, District of Carpenters, OnTrac shipping, Universal Hospital Services, Sligro food wholesaler in the Netherlands, GEPP bottling in Mexico, and Federation of Coffee Growers of Colombia

•	Launched MC45 mobile computer, the company’s first WAN-based solution that addresses the needs of field-based mobile workers in cost-sensitive enterprises

•	Introduced the company’s first-ever bioptic scanner, the MP6000 multi-plane scanner embedded in point-of-sale terminals for retailers

•	Honored with prestigious Red Dot Product Design Awards for MC40 mobile computer and HC1 headset computer for excellence in product design quality

Second-Quarter Outlook

Motorola Solutions’ outlook for the second quarter of 2013 is for revenues that are flat to down 2 percent compared with the second quarter of 2012 and Non-GAAP earnings per share from continuing operations of $0.66 to $0.71 per share. For the full-year 2013, the company now expects revenue growth of approximately 3 to 4 percent compared with 2012 and Non-GAAP operating margins of approximately 18 percent of sales. This outlook excludes stock-based compensation, intangible amortization and charges associated with items typically highlighted by the company in its quarterly earnings releases.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	First Quarter
	2013	2012
Net sales ($M)	$1,973	$1,956
Gross margin ($M)	955	973
Operating earnings ($M)	216	232
Earnings from continuing operations ($M)	192	159
Net earnings ($M)	192	157

Diluted EPS from continuing operations	$0.68	$0.50

Weighted average diluted common shares outstanding	280.7	317.7

Highlighted Items, Stock-Based Compensation Expense and Intangible Assets Amortization Expense

The table below includes highlighted items, stock-based compensation expense and intangible assets amortization expense for the first quarter of 2013.

First Quarter
(per diluted common share)	2013
GAAP Earnings per Common Share from Continuing Operations*	$0.68

Highlighted Items:
Reorganization of business charges	0.03
Tax benefit for prior period R&D tax credit	(0.04)
Reduction in deferred tax asset valuation allowance	(0.04)
Reduction in deferred tax liability for undistributed earnings	(0.09)
Total Highlighted Items	(0.14)

Stock-based compensation expense	0.11
Intangible assets amortization expense	0.01
Stock-Based Compensation Expense and Intangible Assets Amortization Expense	0.12

Total Non-GAAP Adjustments	(0.02)

Non-GAAP Earnings per Common Share	$0.66

Conference Call and Webcast

Motorola Solutions will host its quarterly conference call beginning at 7 a.m. U.S. Central Daylight Time (8 a.m. U.S. Eastern Daylight Time) on Wednesday, April 24. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Solutions also has included Non-GAAP measurements of results. We have provided these Non-GAAP measurements to help investors better understand our core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to our competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The Non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of Non-GAAP measurements by using GAAP measures in conjunction with the Non-GAAP measurements. As a result, investors should consider these Non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its Non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Stock-based compensation expense: The company has excluded stock-based compensation expense from its Non-GAAP operating expenses and net income measurements. Although stock-based compensation is a key incentive offered to our employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its Non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the Non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

Business Risks

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the second quarter and the full year of 2013, payment of a regular quarterly dividend and purchases of shares under the company’s share repurchase program. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 8 through 19 in Item 1A of Motorola Solutions, Inc.‘s 2012 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government and enterprise communications industries; (2) the level of demand for the company’s products, particularly if businesses and governments defer or cancel purchases in response to tighter credit; (3) the company’s ability to introduce new products and technologies in a timely manner; (4) negative impact on the company’s business from global economic conditions, including sequestration in the United States, which may include: (i) potential deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (5) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (6) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (7) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including Psion and those that may occur in the future; (8) risks related to the company’s manufacturing and business operations in foreign countries; (9) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (10) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (11) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (12) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (13) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (14) the impact of foreign currency fluctuations on the company when competing for business in foreign markets;

(15) the impact of the percentage of cash and cash equivalents held outside of the United States; (16) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (17) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; (20) negative consequences from the company’s outsourcing of various activities, including certain business operations, information technology and administrative functions; and (21) the impact of our multi-year phased upgrade and consolidation of our enterprise resource planning systems into a single global platform. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Definitions

*	Amounts attributable to Motorola Solutions, Inc. common shareholders
**	Non-GAAP financial information excludes from GAAP results the effects of stock-based compensation expense, intangible assets amortization expense and highlighted items
***	Total cash = Cash and cash equivalents + Sigma Fund (current) and short-term investments

About Motorola Solutions

Motorola Solutions is a leading provider of mission-critical communication solutions and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our media center or subscribe to our news feed.

Media Contacts

Nick Sweers

Motorola Solutions

+1 847-576-2462

nicholas.sweers@motorolasolutions.com

Tama McWhinney

Motorola Solutions

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

Investor Contacts

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Jason Winkler

Motorola Solutions

+1 847-576-4995

jason.winkler@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2013 Motorola Solutions, Inc. All rights reserved.

Exhibit 99.1A

		GAAP-1

Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	March 30, 2013	March 31, 2012
Net sales from products	$1,381	$1,444
Net sales from services	592	512

Net sales	1,973	1,956
Costs of products sales	651	658
Costs of services sales	367	325

Costs of sales	1,018	983

Gross margin	955	973

Selling, general and administrative expenses	460	472
Research and development expenditures	262	254
Other charges	11	9
Intangibles amortization	6	6

Operating earnings	216	232

Other income (expense):
Interest expense, net	(25)	(14)
Gain on sales of investments and businesses, net	7	17
Other	7	9

Total other income (expense)	(11)	12

Earnings from continuing operations before income taxes	205	244
Income tax expense	13	85

Earnings from continuing operations	192	159
Loss from discontinued operations, net of tax	—	(2)

Net earnings attributable to Motorola Solutions, Inc.	$192	$157

Earnings (loss) per common share
Basic:
Continuing operations	$0.70	$0.51
Discontinued operations	—	(0.01)

	$0.70	$0.50

Diluted:
Continuing operations	$0.68	$0.50
Discontinued operations	—	(0.01)

	$0.68	$0.49

Weighted average common shares outstanding
Basic	274.5	311.3
Diluted	280.7	317.7

	Percentage of Net Sales*
Net sales from products	70.0%	73.8%
Net sales from services	30.0%	26.2%

Net sales	100%	100%

Costs of products sales	47.1%	45.6%
Costs of services sales	62.0%	63.5%

Costs of sales	51.6%	50.3%

Gross margin	48.4%	49.7%

Selling, general and administrative expenses	23.3%	24.1%
Research and development expenditures	13.3%	13.0%
Other charges	0.6%	0.5%
Intangibles amortization	0.3%	0.3%

Operating earnings	10.9%	11.9%

Other income (expense):
Interest expense, net	-1.3%	-0.7%
Gain on sales of investments and businesses, net	0.4%	0.9%
Other	0.4%	0.5%

Total other income (expense)	-0.6%	0.6%

Earnings from continuing operations before income taxes	10.4%	12.5%
Income tax expense	0.7%	4.3%

Earnings from continuing operations	9.7%	8.1%
Loss from discontinued operations, net of tax	0.0%	-0.1%

Net earnings attributable to Motorola Solutions, Inc.	9.7%	8.0%

*	Percentages may not add up due to rounding

		GAAP-2

Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	March 30,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$1,470	$1,468
Sigma Fund and short-term investments	2,248	2,135
Accounts receivable, net	1,644	1,881
Inventories, net	515	513
Deferred income taxes	621	604
Other current assets	868	800

Total current assets	7,366	7,401

Property, plant and equipment, net	825	839
Investments	148	144
Deferred income taxes	2,422	2,416
Goodwill	1,505	1,510
Other assets	331	369

Total assets	$12,597	$12,679

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$4	$4
Accounts payable	593	705
Accrued liabilities	2,292	2,626

Total current liabilities	2,889	3,335

Long-term debt	2,450	1,859
Other liabilities	4,136	4,195
Total Motorola Solutions, Inc. stockholders’ equity	3,097	3,265

Noncontrolling interests	25	25

Total liabilities and stockholders’ equity	$12,597	$12,679

Total cash*	$3,718	$3,603
Net cash**	1,264	1,740

*	Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments
**	Net cash = Total cash - Notes payable and current portion of long-term debt - Long-term debt

		GAAP-3

Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	March 30, 2013	March 31, 2012
Operating
Net earnings attributable to Motorola Solutions, Inc.	$192	$157
Loss from discontinued operations, net of tax	—	(2)

Earnings from continuing operations	192	159
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	52	53
Non-cash other expense (income)	(1)	1
Share-based compensation expense	45	43
Gain on sales of investments and businesses, net	(7)	(17)
Deferred income taxes	(11)	27
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	200	141
Inventories	(5)	9
Other current assets	(75)	(100)
Accounts payable and accrued liabilities	(417)	(249)
Other assets and liabilities	(4)	2

Net cash provided by (used for) operating activities from continuing operations	(31)	69

Investing
Acquisitions and investments, net	(4)	92
Proceeds from (used for) sales of investments and businesses, net	19	(54)
Capital expenditures	(46)	(49)
Proceeds from sales of (purchases of) Sigma Fund and short term investments, net	(113)	1,163

Net cash provided by (used for) investing activities from continuing operations	(144)	1,152

Financing
Net proceeds from issuance of debt	593	—
Repayment of debt	(1)	(1)
Issuance of common stock	40	30
Purchase of common stock	(357)	(1,365)
Excess tax benefits from share-based compensation	9	6
Payment of dividends	(72)	(70)
Distribution to discontinued operations	—	(11)

Net cash provided by (used for) financing activities from continuing operations	212	(1,411)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	—	2
Net cash provided by from discontinued operations	—	11
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	—	(13)

Net cash provided by (used for) financing activities from discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(35)	29

Net increase (decrease) in cash and cash equivalents	2	(161)
Cash and cash equivalents, beginning of period	1,468	1,881

Cash and cash equivalents, end of period	$1,470	$1,720

Financial Ratios:
Free cash flow*	$(77)	$20

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

			GAAP-4

Motorola Solutions, Inc. and Subsidiaries
Segment Information
(In millions)

Summarized below are the Company’s Net sales and Operating earnings by segment for the three months ended March 30, 2013 and March 31, 2012.

Net Sales

	Three Months Ended
	March 30, 2013	March 31, 2012	% Change
Government	$1,346	$1,301	3%
Enterprise	627	655	-4%

Company Total	$1,973	$1,956	1%

Operating Earnings

	Three Months Ended
	March 30, 2013	March 31, 2012	% Change
Government	$180	$150	20%
Enterprise	36	82	-56%

Company Total	$216	$232	-7%

					Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Adjustments (Intangibles Amortization Expense, Stock-Based Compensation Expense and Highlighted Items)

Q1 2013

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$6	$2	$4	$0.01
Stock-based compensation expense	Cost of sales, SG&A and R&D	45	14	31	0.11
Reorganization of business charges	Cost of sales and Other charges (income)	11	3	8	0.03
Tax benefit for prior period R&D tax credit	Income tax expense		12	(12)	(0.04)
Reduction in deferred tax asset valuation allowance	Income tax expense		11	(11)	(0.04)
Reduction in deferred tax liability for undistributed earnings	Income tax expense		25	(25)	(0.09)

Total continuing operations impact		$62	$67	$(5)	$(0.02)

			Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Segment Information
(In millions)

Net Sales

	Three Months Ended
	March 30, 2013	March 31, 2012	% Change
Government	$1,346	$1,301	3%
Enterprise	627	655	-4%

Company Total	$1,973	$1,956	1%

Non-GAAP Operating Earnings

	Three Months Ended
	March 30, 2013	March 31, 2012	% Change
Government	$217	$184	18%
Enterprise	61	106	-42%

Company Total	$278	$290	-4%

Non-GAAP Operating Earnings %

	Three Months Ended
	March 30, 2013	March 31, 2012	% Change
Government	16.1%	14.1%	14%
Enterprise	9.7%	16.2%	-40%

Company Total	14.1%	14.8%	-5%

			Non-GAAP-3

Motorola Solutions, Inc. and Subsidiaries
Operating Earnings after Non-GAAP Adjustments

Q1 2013

	TOTAL	Government	Enterprise
Net sales	$1,973	$1,346	$627
Operating earnings	$216	$180	$36

Above-OE non-GAAP adjustments:
Stock-based compensation expense	45	30	15
Reorganization of business charges	11	7	4
Intangibles amortization expense	6	0	6

Total above-OE non-GAAP adjustments	62	37	25

Operating earnings after non-GAAP adjustments	$278	$217	$61

Operating earnings as a percentage of net sales - GAAP	10.9%	13.4%	5.7%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	14.1%	16.1%	9.7%

										Non-GAAP-4

Motorola Solutions, Inc. and Subsidiaries
Regional Revenue Information
(In millions)

The Company restructured its regions operationally to improve the delivery of its products and services, by realigning the net sales for the Middle East. Accordingly, the Company now reports net sales into the following four geographic regions: North America; Latin America; Europe and Africa (“EA”); and Asia Pacific and Middle East (“APME”). The Company has updated all periods presented to reflect this change in presentation.

The Company’s regional net sales under the new regional alignment and as previously reported were as follows:

	Revised regional sales

	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2010	2011	2011	2011	2011	2011	2012	2012	2012	2012	2012
NA	4,422	1,028	1,145	1,183	1,300	4,656	1,124	1,258	1,286	1,415	5,083
LA	663	195	164	186	188	733	185	180	169	180	714
EA	1,491	366	389	417	491	1,663	366	398	394	505	1,663
APME	1,041	245	286	299	321	1,151	281	312	304	341	1,238

	$7,617	$1,834	$1,984	$2,085	$2,300	$8,203	$1,956	$2,148	$2,153	$2,441	$8,698

	Regional sales as previously reported

	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2010	2011	2011	2011	2011	2011	2012	2012	2012	2012	2012
NA	4,422	1,028	1,145	1,183	1,300	4,656	1,124	1,258	1,286	1,415	5,083
LA	663	195	164	186	188	733	185	180	169	180	714
EMEA	1,617	392	407	444	527	1,770	397	428	430	546	1,801
APAC	915	219	268	272	285	1,044	250	282	268	300	1,100

	$7,617	$1,834	$1,984	$2,085	$2,300	$8,203	$1,956	$2,148	$2,153	$2,441	$8,698